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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

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
  1.  Essex Portfolio, L.P., a California limited partnership
  2.  Essex Management Corporation, a California corporation
  3.  Essex-Palisades Facilitator, a California limited partnership
  4.  Essex Sunpointe Limited, a California limited partnership
  5.  Essex Washington Interest Partners, a California general partnership
  6.  Essex San Ramon Partners L.P., a California limited partnership
  7.  Essex Bristol Partners, L.P., a California limited partnership
  8.  Essex Fidelity I Corporation, a California corporation
  9.  Essex Camarillo Corporation, a California corporation
  10. Essex Camarillo L.P., a California limited partnership
  11. Essex Meadowood Corporation, a California corporation
  12. Essex Bunker Hill Corporation, a California corporation
  13. Essex Meadowood, L.P., a California limited partnership
  14. Essex Treetops Corporation, a California corporation
  15. Essex Treetops, L.P., a California limited partnership
  16. Essex Bluffs, L.P., a California limited partnership
  17. Essex Huntington Breakers, L.P., a California limited partnership
  18. Essex Stonehedge, L.P., a California limited partnership
  19. Essex Bridle Trails, L.P., a California limited partnership
  20. Essex Spring Lake, L.P., a California limited partnership
  21. Essex Maple Leaf, L.P., a California limited partnership
  22. Essex Riverfront, L.P., a California limited partnership
  23. Essex Casa Mango, L.P., a California limited partnership
  24. Essex Bunker Hill, L.P., a California limited partnership
  25. Essex Westwood, L.P. a California limited partnership
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